Exhibit 99.1

Renewable Energy Group Reports Third Quarter 2013 Financial Results

Q3 2013 Highlights

•	78 million gallons sold, up 26% y/y

•	57 million gallons produced, up 25% y/y

•	Revenues of $458 million, up 42% y/y

•	Net Income of $87 million

•	Adjusted EBITDA of $49 million

Ames, IA, November 5, 2013 /Business Wire/—Renewable Energy Group, Inc. (NASDAQ:REGI) today announced its financial results for the third quarter ended September 30, 2013.

REG sold 77.6 million gallons of biodiesel in the third quarter 2013, an increase of 26% compared to the third quarter of 2012.  Revenues of $458.4 million increased 42% year over year.  The Company achieved Adjusted EBITDA of $48.9 million during the third quarter 2013.

“We are pleased to report excellent performance in EBITDA, gallons produced, gallons sold, and revenues, driven by expanded nameplate production capacity and strong market demand,” said Daniel J. Oh, President and Chief Executive Officer.

“By July, we had upgraded Albert Lea and commenced operations at the New Boston biorefinery.  During the quarter, we focused on increasing production at these new facilities.  We now have eight biorefineries in production, including the recent addition of our Mason City, Iowa plant, with an annual nameplate capacity of 257 million gallons.  In addition, network expansion enabled us to increase the gallons of biodiesel we market and sell from other biodiesel plants,” Oh added.

Operating Highlights

The 77.6 million gallons of biodiesel sold in the quarter represents record volume for REG.  Gallons sold in the quarter included 17 million gallons produced by third parties. The Company produced 56.8 million gallons of biodiesel during the quarter, which included 6.5 million toll manufactured gallons. This compares to 45.4 million gallons year-over-year.

The Company continued to increase and enhance its production capabilities.  REG completed the purchase of a 30 million gallon per year nameplate capacity biorefinery in Mason City, Iowa.  REG’s New Boston, Texas plant commenced operations in July and steadily improved its production rate during the quarter.  Finally, third quarter was the first full quarter of lower cost feedstock operations at the Albert Lea, Minnesota facility.

Third Quarter 2013 Financial Results

All figures refer to the quarter ending September 30, 2013, unless otherwise noted.  Adjusted EBITDA comparisons with the third quarter of 2012 include pro-rata volume based adjustments to the 2012 results to reflect the retroactive reinstatement of the Biodiesel Mixture Excise Tax Credit, commonly referred to as the blenders tax credit (BTC).

During the quarter, the average B100 price per gallon (including RINs) sold by REG was $4.95, an 11% increase year over year.  REG sold 77.6 million gallons of biodiesel, an increase of 26% when compared to the third quarter of 2012.

Revenues of $458.4 million increased 42% when compared to the third quarter of 2012.

Gross profit was $57.8 million, compared to gross profit of $2.8 million for the third quarter of 2012.

Operating income was $45.2 million, compared to an operating loss of $7.1 million for the third quarter of 2012.

Net income attributable to common stockholders was $78.5 million, or $2.31 per share on a fully diluted basis.  This compares to a net loss of $6.9 million, or $(0.24) per share on a fully diluted basis in the third quarter of 2012.  The Company recognized a tax benefit of $42.1 million, or $1.12 per share on a fully diluted basis. This benefit reflects the recent letter from the IRS that certain governmental incentive income is excluded from taxable income.

Adjusted EBITDA was $48.9 million, which compares to third quarter 2012 Adjusted EBITDA of $16.6 million, after adjusting for the allocation of the retroactive reinstatement of the 2012 BTC. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and further adjusted for certain items identified below under “Adjusted EBITDA Reconciliation”.

The table below summarizes the Company’s quarterly results.

REG Q3 2013 Revenues and Adjusted EBITDA Summary (dollars and gallons in thousands)

	Q3 13	Q3 12	Y/Y Growth
Gallons sold	77,626	61,699	26%
Average Selling Price	$4.95	$4.44	11%

GAAP Treatment – 2012 BTC Benefit from Q1 2013 (1):
Total Revenues	$458,444	$322,912	42%
Adjusted EBITDA	$48,901	$(2,288)	N/M

Adjusted to allocate 2012 BTC benefit into 2012 results:
Adjusted EBITDA	$48,901	$16,624 (2)	194%
Adjusted EBITDA margin	10.7%	5.1%

(1)

On January 2, 2013, the American Taxpayer Relief Act of 2012 reinstated the blenders tax credit (BTC) for 2013 and retroactively reinstated the credit for 2012.  Although the retroactive benefit is associated with sales activity that took place in 2012, GAAP requires this benefit to be recognized in the period in which the law was passed.  All GAAP results presented here and in the Company’s SEC filings reflect the full value of the 2012 benefit in the first quarter of 2013.  In order to aid in period-to-period comparisons, the Company is also presenting selected financial data adjusted to approximate the effect of the 2012 BTC benefits as if they were earned in the period in which the related associated economic activity transpired.

(2)

The third quarter 2012 Adjusted EBITDA was $(2.3) million before including the pro-rata allocation of the 2012 retroactive BTC of $18.9 million, which resulted in $16.6 million in Adjusted EBITDA.  The 2012 adjustment is based upon an allocation of the aggregate 2012 BTC benefit to each quarter based on gallons sold during the quarter.

Balance Sheet and Liquidity

At September 30, 2013, REG had cash and cash equivalents of $135.9 million, an increase of 42% when compared to the cash balance as of June 30, 2013.  The increase was due to cash generated from operations and the collection of accounts receivable related to the retroactive 2012 BTC.

Accounts receivable was $66.6 million at September 30, 2013, a decrease of $10.5 million from June 30, 2013, due to normal collections and the collection of the retroactive 2012 BTC benefit.

Total inventory was $59.9 million as of September 30, 2013, or approximately 16 days of sales.  Inventory was reduced from $76.8 million at June 30, 2013, as a result of selling the remaining gallons from winter storage.  We had no borrowings on the Wells Fargo line of credit at September 30, 2013.

Adjusted EBITDA Reconciliation

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure.  Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that not believed to be indicative of core operating performance.  Adjusted EBITDA is used to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives.

The following table provides Adjusted EBITDA for the periods presented, as well as reconciliation to net income:

(In thousands)	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net income (loss)	$86,703	$(6,040)	$156,236	$22,410
Adjustments:
Income tax expense	(42,051)	(2,165)	3,452	3,669
Interest expense	577	1,150	1,757	3,262
Other income (expense), net	(66)	(56)	(276)	(121)
Change in fair value of Seneca Holdco liability	—	—	—	(349)
Change in fair value of preferred stock conversion feature embedded derivatives	—	—	—	(11,975)
Stock issued for glycerin agreement termination	—	—	—	1,898
Straight-line lease expense	(163)	(31)	(484)	(237)
Depreciation	2,598	2,097	6,974	6,192
Amortization	(181)	(208)	(571)	(553)
Non-recurring business interruption (1)	—	—	(863)	—
Stock-based compensation	1,484	2,965	3,869	12,687
Adjusted EBITDA before 2012 blenders tax credit is allocated into historical results:	48,901	(2,288)	170,094	36,883

2012 Retroactive blenders tax credit (2)	—	18,912	(57,745)	45,985

Adjusted EBITDA	$48,901	$16,624	$112,349	$82,868

(1)

Non-recurring business interruption charge at an REG production facility in November 2012. The gain contingency from 2012 was reflected in operating performance after receipt of the corresponding insurance proceeds in February 2013.

(2)

On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the reinstatement of the federal biodiesel BTC for 2013 and the retroactive reinstatement of the credit for 2012. The retroactive credit for 2012 resulted in a net benefit to REG that was recognized in the first quarter of 2013, which relates to the operating performance and results of 2012 and is thus reallocated to the 2012 periods based on gallons sold during the relevant period.

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP.  Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of liquidity or profitability.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash expenditures for capital assets or the impact of certain cash clauses that we consider not to be an indication of ongoing operations;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•

Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and

•	Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.

About Renewable Energy Group

Renewable Energy Group® is a leading North American biodiesel producer with a nationwide distribution and logistics system. Utilizing an integrated value chain model, Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels. With the Mason City addition, REG has 257 million gallons of active annual nameplate production capacity at biorefineries across the country and is a proven biodiesel partner in the distillate marketplace.

For more than a decade, REG has been a reliable supplier of biodiesel which meets or exceeds ASTM quality specifications. We sell REG-9000® biodiesel to distributors so Americans can have cleaner burning fuels that help lessen our dependence on foreign oil and reinforce food security. REG-9000® branded biodiesel is distributed in most states in the U.S.

Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, potential changes in  governmental programs requiring or encouraging the use of biofuels; government policymaking and mandates relating to renewable fuels; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; expected future financial performance; our liquidity and working capital requirements; availability of federal and state governmental tax credits and incentives; anticipated trends and challenges in our business and competition in the markets in which we operate; our ability to estimate our feedstock demands and biodiesel sales; our dependence on sales to a limited number of customers and distributors; technological obsolescence; our expectations regarding future expenses; our ability to successfully implement our acquisition strategy; and other risks and uncertainties described from time to time in REG's annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Investor Relations: ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 gary.dvorchak@icrinc.com	Company: Renewable Energy Group Chad Stone Chief Financial Officer +1 (515) 239-8091 Chad.Stone@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
REVENUES:
Biodiesel	$458,429	$322,873	$1,107,443	$782,890
Services	15	39	104	196
	458,444	322,912	1,107,547	783,086
COSTS OF GOODS SOLD:
Biodiesel	400,575	320,078	912,673	732,113
Services	20	43	149	199
	400,595	320,121	912,822	732,312
GROSS PROFIT	57,849	2,791	194,725	50,774
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,686	9,902	33,556	33,878
INCOME (LOSS) FROM OPERATIONS	45,163	(7,111)	161,169	16,896
OTHER INCOME (EXPENSE), NET:
Change in fair value of preferred stock conversion embedded derivative	—	—	—	11,975
Change in fair value of Seneca Holdco liability	—	—	—	349
Other income	66	56	276	121
Interest expense	(577)	(1,150)	(1,757)	(3,262)
	(511)	(1,094)	(1,481)	9,183
INCOME (LOSS) BEFORE INCOME TAXES	44,652	(8,205)	159,688	26,079
INCOME TAX BENEFIT (EXPENSE)	42,051	2,165	(3,452)	(3,669)
NET INCOME (LOSS)	86,703	(6,040)	156,236	22,410
EFFECTS OF RECAPITALIZATION	—	—	—	39,107
LESS—ACCRETION OF SERIES A PREFERRED STOCK TO REDEMPTION VALUE	—	—	—	(1,808)
LESS—CHANGE IN UNDISTRIBUTED DIVIDENDS ALLOCATED TO PREFERRED STOCKHOLDERS	(147)	(862)	(147)	(1,685)
LESS—DISTRIBUTED DIVIDENDS TO PREFERRED STOCKHOLDERS	(258)	—	(1,848)	(1,470)
LESS—EFFECT OF PARTICIPATING PREFERRED STOCK	(6,455)	—	(18,010)	(8,952)
LESS—EFFECT OF PARTICIPATING SHARE-BASED AWARDS	(1,381)	—	(2,273)	(3,145)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$78,462	$(6,902)	$133,958	$44,457
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$2.32	$(0.24)	$4.20	$1.60
DILUTED	$2.31	$(0.24)	$4.20	$0.28
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	33,790,034	29,292,349	31,918,951	27,729,676
DILUTED	34,016,476	29,292,349	31,924,197	33,676,699

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$135,883	$66,785
Accounts receivable, net	66,621	18,768
Inventories	59,887	45,206
Deferred income taxes	—	2,512
Prepaid expenses and other assets	39,985	15,812
Total current assets	302,376	149,083
PROPERTY, PLANT AND EQUIPMENT, NET	280,907	242,885
PROPERTY, PLANT AND EQUIPMENT, NET—VARIABLE INTEREST ENTITY	5,233	5,405
GOODWILL	84,864	84,864
DEFERRED INCOME TAXES	22	969
OTHER ASSETS	12,392	12,578
TOTAL ASSETS	$685,794	$495,784
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of notes payable	$22,020	$4,955
Current maturities of notes payable—variable interest entity	296	283
Accounts payable	51,650	28,131
Accrued expenses and other liabilities	10,156	6,475
Deferred income taxes	5,413	—
Deferred revenue	987	—
Total current liabilities	90,522	39,844
UNFAVORABLE LEASE OBLIGATION	8,188	9,035
NOTES PAYABLE	9,366	27,776
NOTES PAYABLE—VARIABLE INTEREST ENTITY	3,806	4,030
OTHER LIABILITIES	6,945	7,292
Total liabilities	118,827	87,977
COMMITMENTS AND CONTINGENCIES (Note 14)
SERIES B PREFERRED STOCK ($.0001 par value; 3,000,000 shares authorized; 525,617 and 2,995,106 shares outstanding at September 30, 2013 and December 31, 2012, respectively; redemption amount $13,140 and $74,878 at September 30, 2013 and December 31, 2012, respectively)	14,564	83,043
EQUITY:
Company stockholders’ equity:
Common stock ($.0001 par value; 300,000,000 shares authorized; 35,677,946 and 30,559,935 shares outstanding at September 30, 2013 and December 31, 2012, respectively)	4	3
Common stock—additional paid-in-capital	347,397	273,989
Warrants—additional paid-in-capital	147	147
Retained earnings	208,211	53,823
Total paid-in-capital and retained earnings	555,759	327,962
Treasury stock (484,660 and 462,985 shares outstanding at September 30, 2013 and December 31, 2012, respectively)	(3,356)	(3,198)
Total stockholders’ equity	552,403	324,764
TOTAL LIABILITIES AND EQUITY	$685,794	$495,784